UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): July 25, 2007

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer
Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda

(Address of principal executive offices)    (Zip Code)

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2007, the Registrant issued a press release announcing that Mr. Paul White has been appointed the Registrant’s President and Chief Executive Officer, effective August 10, 2007.   Mr. White, 42, has been Vice President—Finance and Chief Financial Officer of the Registrant since September 2005.  He served as Vice President—Hotels, Africa, Australia and South America from 2000 until September 2005, Director of Hotel Operations for the same geographical regions from 1998 to 2000, and Financial Controller from 1991 to 1998.  Mr. White joined Orient-Express Hotels Inc. in 1991 from Forte Hotels where he qualified as an accountant.  He is currently a member of the Chartered Institute of Management Accountants.  As a result of Mr. White’s appointment as President and Chief Executive Officer, the position of chief financial officer will be vacant as of August 10, 2007.  The Board of Directors has begun a search to hire a new chief financial officer of the Registrant.

The Registrant and Mr. White have entered into a letter agreement which supplements and amends the existing employment terms between Orient-Express Services Ltd. and Mr. White and the severance agreement between the Registrant and Mr. White dated December 1, 2006.  The letter agreement will become effective on August 10, 2007.   The principal terms of the letter agreement relating to Mr. White’s compensation include the following:

(i)                                   an annual base salary of £400,000, subject to annual increases as determined by the Board or its compensation committee;

(ii)                                an annual bonus of up to 100% of his then current annual base salary under the performance criteria issued by the board or its compensation committee at the commencement of each calendar year;

(iii)                             an option to purchase 25,000 of the Registrant’s class A common shares at a price equal to the fair market value of the shares on August 10, 2007 in accordance with the terms of the 2004 Stock Option Plan, as amended; and

(iv)                              25,000 performance shares of the Registrant’s class A common shares under the terms and conditions set forth in the 2007 Performance Share Plan and without performance criteria, vesting on the third anniversary of the date of grant (August 10, 2010), provided he is still employed by the Registrant as President and Chief Executive Officer.

Mr. White’s severance agreement was amended to make it consistent with the terms of the severance agreement with the Registrant’s previous President and Chief Executive Officer.   Under the amended severance agreement, Mr. White would receive the severance payment described in the severance agreement if he is terminated for any reason within one year following a change in control.  A form of Mr. White’s severance agreement as amended by the letter agreement is being filed as an exhibit to this report, and is incorporated herein by reference.

Mr. White will succeed Simon M.C. Sherwood, whose previously reported resignation as President and Chief Executive Officer will take effect on August 10, 2007.  The Registrant previously announced Mr. Sherwood’s intention to resign in a press release and a Form 8-K filed with the U.S. Securities and Exchange Commission on February 21, 2007.

Further information as to Mr. White’s appointment can be found in the Registrant’s press release dated July 25, 2007, being filed as an exhibit to this report.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

10                                    Form of Severance Agreement dated December 1, 2006, as amended July 25, 2007, between Orient-Express Hotels Ltd. and Paul White.

99                                    Press Release dated July 25, 2007, announcing appointment of Paul White as President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: July 31, 2007	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10	Form of Severance Agreement dated December 1, 2006, as amended July 25, 2007, between Orient-Express Hotels Ltd. and Paul White.
99	Press Release dated July 25, 2007, announcing appointment of Paul White as President and Chief Executive Officer.